Exhibit 31.2

CERTIFICATION

I, Robert Beechey, certify that:

1.I have reviewed this Amendment No. 1 to the annual report on Form 10-K for the year ended December 31, 2020 of Aspira Women’s Health Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30,  2021/s/ Robert Beechey______________

Robert Beechey

Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)